Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)

Halliburton Company
(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $2.50 per share	Other	19,900,000	$41.39	$823,661,000.00	$0.0001381	$113,747.58
2	Equity	Common Stock, par value $2.50 per share	Other	30,000,000	$37.25	$1,117,500,000.00	$0.0001381	$154,326.75
Total Offering Amounts:						$1,941,161,000.00		$268,074.33
Total Fee Offsets:								$0.00
Net Fee Due:								$268,074.33

Offering Note

1
Represents 19,900,000 additional shares of common stock, par value $2.50 per share (“Common Stock”), of Halliburton Company (the “Registrant”) reserved for issuance under the Halliburton Company Stock and Incentive Plan, as Amended and Restated February 10, 2026 (the “Stock and Incentive Plan”), which include shares of Common Stock that may again become available for delivery with respect to awards under the Stock and Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Stock and Incentive Plan. Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange (the “NYSE”) on May 13, 2026. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock that become issuable under the Stock and Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the adjustment or antidilution provisions thereof.

2
Represents 30,000,000 additional shares of Common Stock reserved for issuance under the Halliburton Company Employee Stock Purchase Plan, as Amended and Restated February 10, 2026 (the “ESPP”). Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sales prices of the Common Stock as reported on the NYSE on May 13, 2026, multiplied by 90%, which is the percentage of the trading price per share applicable to purchasers under the ESPP. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock that become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the adjustment or antidilution provisions thereof.